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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):

                                NOVEMBER 23, 1999

                          MIDDLE BAY OIL COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

           ALABAMA                    0-21702              63-1081013
           -------                    -------              ----------
(State or other jurisdiction     (Commission File        (IRS Employer
      of incorporation)               Number)         Identification No.)


          Two Shell Plaza, 777 Walker, Suite 2400, Houston, Texas 77002
              (Address of principal executive offices and zip code)

                                 (713) 222-6275
               Registrant's telephone number, including area code

                  1221 Lamar, Suite 1020, Houston, Texas 77010
                                 Former Address

ITEM 2 - ACQUISITION OF ASSETS

         On November 23, 1999 Middle Bay Oil Company, Inc. ("Middle Bay") closed the previously announced transaction to purchase properties and interests owned by a group of private sellers which is managed by Floyd Oil Company (the "Floyd Oil Properties"). The majority of the Floyd Oil Properties are located in Texas and Louisiana. The transaction has an adjusted purchase price of approximately $87 million in cash and 1.5 million shares of Middle Bay common stock. The source of the funds used to purchase the Floyd Oil Properties was existing working capital and a new credit facility which is described in detail under Item 5 below.

ITEM 5 - OTHER EVENTS

         Concurrent with the closing of the purchase of the Floyd Oil Properties, Middle Bay entered into a new $250 million credit facility with Bank One, Texas, N.A., as

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agent and Union Bank of California, Wells Fargo Bank, CIBC, Inc. and Bank of
Nova Scotia as participating lenders. Under the new facility, Middle Bay's borrowing base has been initially set at $95 million with $90 million currently outstanding.

     The November 30, 1999 press release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

ITEM 7 FINANCIAL STATEMENTS AND EXHIBIT

(a) Financial statements of business acquired:

         The financial statements required by this item with respect to the acquisition of the Floyd Oil Properties will be filed by an amendment to this report on or before January 31, 2000.

(b) Pro forma financial information:

         The financial information required by this item with respect to the acquisition of the Floyd Oil Properties will be filed by an amendment to this report on or before January 31, 2000.

(c) Exhibits. The following exhibits are filed herewith:
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
2.1      Form of Purchase Agreement.

99.1     Press Release issued by the Registrant on November 30, 1999.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Middle Bay Oil Company, Inc.
                                  (Registrant)

Date: December 6, 1999            By: /s/ Floyd C. Wilson
                                  Floyd C. Wilson
                                  President, Chief Executive Officer
                                  and Chairman of the Board

EXHIBIT INDEX:  The following exhibits are filed herewith and are incorporated herein by reference:
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
2.1      Form of Purchase Agreement.

99.1     Press Release issued by the Registrant on November 30, 1999.
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